Exhibit 5.2

August 12, 2013
Chiquita Brands International, Inc.
550 South Caldwell Street
Charlotte, NC 28202

Re:    Chiquita Brands International, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as special New Jersey counsel to Chiquita Brands International, Inc., a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act"). The Registration Statement relates to, among other things, the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company with an aggregate public offering price not to exceed $500 million or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies or composite currencies as shall be designated by the Company:
(i) shares of common stock, $.01 par value per share, of the Company (the "Common Stock"); (ii) shares of preferred stock, $.01 par value per share, of the Company (the "Preferred Stock"), in one or more series; (iii) senior or subordinated debt securities, which in either case may be secured or unsecured, which may be in one or more series (the "Debt Securities"), which may be issued under the Senior Indenture (the "Senior Indenture") entered into by and between the Company and Wells Fargo Bank, N.A., as trustee, and the Subordinated Indenture (the "Subordinated Indenture"), entered into by and between the Company and Wells Fargo Bank, N.A., as trustee, respectively, forms of each of which are filed as an exhibit to the Registration Statement (collectively, the "Indentures", and each trustee thereunder, a "Trustee"); (iv) stock purchase contracts of the Company (the "Stock Purchase Contracts") obligating the holders to purchase from or sell to the Company, and the Company to sell to or purchase from the holders, Common Stock or Preferred Stock at a future date or dates, which may be issued under one or more purchase contract agreements proposed to be entered into by the Company and a purchase contract agent or agents to be named (the "Stock Purchase Contract Agent" or the "Stock Purchase Contract Agents"); (v) stock purchase units of the Company (the "Stock Purchase Units") each representing ownership of a Stock Purchase Contract and/or any of the Debt Securities or debt obligations of third parties, including United States treasury securities, other stock purchase contracts or common stock, securing a holder's obligation to purchase or to sell, as

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the case may be, shares of Common Stock or shares of Preferred Stock under the Stock Purchase Contract; and (vi) warrants representing the right to receive, upon exercise, Common Stock, Preferred Stock, or Debt Securities (collectively, the "Warrants"), which may be issued pursuant to one or more warrant agreements (the "Warrant Agreements"), proposed to be entered into with one or more warrant agents to be named (the "Warrant Agent"); (vii) subscription rights to purchase Common Stock or Preferred Stock, (collectively, the "Subscription Rights") which may be issued under one or more subscription rights certificates (the "Subscription Rights Certificates") and/or pursuant to one or more subscription rights agreements (the "Subscription Rights Agreements") proposed to be entered into with one or more subscription agents to be named (the "Subscription Rights Agents") and; (viii) such indeterminate amount of Debt Securities and number of shares of Common Stock and Preferred Stock as may be issued upon conversion, exchange, exercise or settlement of any Preferred Stock, Debt Securities, Warrants or Subscription Rights, including as may be issued pursuant to anti-dilution adjustments, in amounts and at prices and on terms to be determined at the time of offering (the "Indeterminate Securities"). The Common Stock, the Preferred Stock, the Debt Securities, the Stock Purchase Contracts, the Stock Purchase Units, the Warrants, the Subscription Rights and the Indeterminate Securities are collectively referred to herein as the "Offered Securities."
This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement relating to the Offered Securities;

(ii)	the Third Restated Certificate of Incorporation of the Company, as amended to the date hereof (the "Amended and Restated Certificate of Incorporation");

(iii)	the Restated By-laws of the Company, as currently in effect (the "Restated By-laws");

(iv)	the form of Senior Indenture between the Company and Wells Fargo Bank, N.A., and the form of senior note included therein, filed as an exhibit to the Registration Statement;

(v)	the form of Subordinated Indenture between the Company and Wells Fargo Bank, N.A., and the form of subordinated note included therein, filed as an exhibit to the Registration Statement; and

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(vi)	certain resolutions adopted by the Board of Directors of the Company (the "Board of Directors") on July 15-16, 2013 relating to the registration of the Offered Securities.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties including the Company, the validity and binding effect on such parties. We have assumed that each of the Indentures, the Stock Purchase Contracts, the Stock Purchase Units, the Warrants and the Subscription Rights Certificates will be duly authorized, executed and delivered by the Trustee, Stock Purchase Contract Agents, Warrant Agents, and Subscription Rights Agents, as the case may be, in substantially the form reviewed by us, and that any Debt Securities, Stock Purchase Contracts, Stock Purchase Units, Warrants and Subscription Rights that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee, Stock Purchase Contract Agents, Warrant Agents, or Subscription Rights Agents, as the case may be. In addition, we have also assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indentures, Offered Securities, Stock Purchase Contracts, Stock Purchase Units, Warrants and Subscription Rights Agreements will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its property is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

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Our opinions set forth below are limited to the New Jersey Business Corporation Act (the "NJBCA") and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under the NJBCA (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than the Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.
With respect to any offering of Common Stock by the Company, including any Indeterminate Securities (the "Offered Common Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Amended and Restated Certificate of Incorporation and the Restated By-laws so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or the Restated By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates in the form required under the NJBCA representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, or the provisions of the NJBCA governing the issuance of uncertificated shares have been complied with, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange, exercise or settlement of any Preferred Stock, Debt Securities, Warrants or Subscription Rights), when issued and sold in accordance with the applicable

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underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $.01 per share of Common Stock.

2.
With respect to the shares of any series of Preferred Stock, including any Indeterminate Securities (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Amendment for the Offered Preferred Stock in accordance with the applicable provisions of the NJBCA (the "Certificate of Amendment"); (v) the filing of the Certificate of Amendment with the Department of Treasury of the State of New Jersey has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Amended and Restated Certificate of Incorporation, including the Certificate of Amendment relating to the Offered Preferred Stock, and the Restated By-laws so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or the Restated By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under the NJBCA representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, or the provisions of the NJBCA governing the issuance of uncertificated shares have been complied with, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Subscription Rights), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement,

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will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $.01 per share of Preferred Stock.

3.
With respect to any series of Debt Securities, including any Indeterminate Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or the Restated By-laws or result in a default under or breach of any agreement or instrument binding upon the Company so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, or Warrants), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement will be duly authorized.

4.
With respect to any Stock Purchase Contracts (the "Offered Stock Purchase Contracts"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Stock Purchase Contracts are to be sold pursuant to a firm

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commitment underwritten offering, an underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Contracts and related matters; (v) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or the Restated By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Stock Purchase Contract Agent; (vi) the Preferred Stock or Common Stock relating to such Offered Stock Purchase Contracts has been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vii) the Offered Stock Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Stock Purchase Contract and duly issued and sold in the applicable form filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Stock Purchase Contracts (including any Stock Purchase Contracts duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities), when issued and sold in accordance with the applicable Stock Purchase Contract and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized.

5.
With respect to any Stock Purchase Units (the "Offered Stock Purchase Units"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Units and

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related matters; (v) the terms of the Offered Stock Purchase Units and the related Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract of which the Offered Stock Purchase Units are a component so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or the Restated By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Stock Purchase Contract Agent; (vi) the Preferred Stock or Common Stock relating to such Offered Stock Purchase Contracts have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vii) the Offered Stock Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Stock Purchase Contract and duly issued and sold in the applicable form filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Stock Purchase Units (including any Stock Purchase Units duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities), when issued and sold in accordance with the applicable Stock Purchase Contract and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized.

6.
With respect to any Warrants (the "Offered Warrants"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants, the Warrant Agreement and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or the Restated By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to

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comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; (vi) the Common Stock, Preferred Stock or the Debt Securities relating to such Offered Warrants has been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement in the applicable form filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exercise or exchange of any Warrants or Preferred Stock, as the case may be, will duly authorized.

7.
With respect to any Subscription Rights (the "Offered Subscription Rights"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Subscription Rights has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Subscription Rights are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Subscription Rights, the Subscription Rights Agreement and related matters, including setting forth the terms of the Subscription Rights in a Subscription Rights Certificate; (v) the terms of the Offered Subscription Rights and of their issuance and sale have been duly established in conformity with the Subscription Rights Agreement, Subscription Rights Certificate, the Amended and Restated Certificate of Incorporation and the Restated By-laws of the Company so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or the Restated By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Subscription Agent; (vi) the Common Stock or the Preferred Stock relating to

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such Offered Subscription Rights has been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vii) Subscription Right Certificates in the applicable form filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto have been duly executed, delivered and countersigned, issued and sold or otherwise distributed in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights when issued and sold or otherwise distributed in accordance with the applicable Subscription Rights Agreement, the Subscription Rights Certificate and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exercise or exchange of any Warrants or Preferred Stock, as the case may be, will be duly authorized.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ McCARTER & ENGLISH, LLP

McCARTER & ENGLISH, LLP

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